UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2017

Ladder Capital Corp

(Exact Name of Registrant As Specified In Its Charter)

Delaware	001-36299	80-0925494
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

345 Park Avenue, 8th Floor
New York, New York 10154
(Address of Principal Executive Offices, including Zip Code)

(212) 715-3170
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2017, Ladder Capital Corp (“Ladder”) announced that Michael Mazzei will be retiring as President of Ladder and joining the Board of Directors and its Risk and Underwriting Committee, effective immediately. Pamela McCormack will be promoted from Chief Operating Officer to President.

Ms. McCormack is a Co-Founder of Ladder and was appointed as General Counsel of Ladder at its formation in October 2008 and was subsequently also appointed as Co-Head of Securitization in 2010, Chief Strategy Officer in 2014 and Chief Operating Officer in March 2016. Ms. McCormack has more than 20 years of experience in commercial real estate finance.

In connection with Mr. Mazzei’s retirement as President, Ladder Capital Finance LLC, a subsidiary of Ladder, and Mr. Mazzei entered into a separation agreement, dated June 22, 2017 (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Mazzei was appointed as a Class III director of Ladder and, subject to certain exceptions, Mr. Mazzei’s unvested stock and stock options will continue to vest as they would have had he continued to be employed with Ladder as long as he continues to serve on the Board of Directors. Such unvested stock and stock options will not be subject to the original retirement eligibility date provided for in his employment agreement. Mr. Mazzei will be entitled to any earned but unpaid portion of his base salary and reimbursement for certain expenses but will not receive any additional severance payments or pro rata bonus for 2017. Mr. Mazzei will be entitled to receive healthcare benefits consistent with what he would have received under his employment agreement for a period of one year.

The Separation Agreement also includes non-compete and non-solicitation provisions customary for agreements of this type, through February 2020 and August 2020, respectively, subject to certain exceptions. Mr. Mazzei executed a general release in favor of Ladder. The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the actual agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

The Company issued a press release regarding the foregoing on June 22, 2017, a copy of which is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description of Exhibit
10.1	Separation Agreement, dated June 22, 2017, among Ladder Capital Corp, Ladder Capital Finance LLC and Michael Mazzei.

99.1	Press Release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2017	LADDER CAPITAL CORP

/s/ Marc Fox
Marc Fox
Chief Financial Officer

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